Exhibit 99.2

Forgent Power Solutions Announces Full Exercise and Closing of Over-Allotment Option in Connection with its Initial Public Offering

DAYTON, Minnesota – February 9, 2026 – (NYSE: FPS) Forgent Power Solutions, Inc. (“Forgent” or the “Company”), a leading designer and manufacturer of electrical distribution equipment used in data centers, the power grid and energy-intensive industrial facilities, today announced that, in connection with its previously announced initial public offering of 39,413,573 shares of Class A common stock offered by parent entities of the Company controlled by Neos Partners, LP (the “Selling Stockholders”) and 16,586,427 shares of Class A common stock being offered by Forgent, the underwriters have exercised their option to purchase in full an additional 5,912,036 shares of Class A common stock being offered by Selling Stockholders and 2,487,964 shares of Class A common stock being offered by Forgent, in each case at an initial public offering price of $27.00 per share, less underwriting discounts and commissions. The issuance and sale of these additional shares closed today.

Forgent will not receive any proceeds from the sale of shares by the Selling Stockholders and the net proceeds Forgent receives from the sale of its shares will be used to redeem interests in an operating subsidiary held by certain existing equity owners controlled by Neos Partners, LP. The operating subsidiary will bear or reimburse the Company for all of the expenses of the offering.

Goldman Sachs & Co. LLC, Jefferies and Morgan Stanley acted as joint lead book-running managers for the offering. J.P. Morgan, BofA Securities and Barclays are acting as bookrunners for the offering. TD Cowen, MUFG, Wolfe | Nomura Alliance, KeyBanc Capital Markets, Oppenheimer & Co. and Stifel are acting as passive bookrunners for the offering.

The offering of these securities was made only by means of a prospectus. Copies of the final prospectus relating to the offering may be obtained for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, copies of the final prospectus may be obtained from: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, or by telephone at +1 (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, New York 10022, or by telephone at +1 (877) 821-7388, or by email at prospectus_department@jefferies.com; or Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014.

A registration statement on Form S-1 relating to these securities was declared effective by the Securities and Exchange Commission on January 28, 2026. This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

About Forgent Power Solutions, Inc.

Forgent is a leading U.S. designer and manufacturer of electrical distribution equipment used in data centers, the power grid and energy-intensive industrial facilities. The Company specializes in manufacturing custom products that are “engineered-to-order” for technically demanding applications. We believe Forgent is one of a small number of companies that can manufacture all of the electrical distribution equipment required for a data center or large manufacturing facility’s powertrain with some of the highest levels of customization and shortest lead times available in the industry.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on forward-looking statements. These factors include but are not limited to those described under “Risk Factors” in Forgent’s registration statement on Form S-1, as amended, relating to the initial public offering. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the registration statement. Except as required by law, Forgent assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Contact

Kate Africk

kate.africk@forgentpower.com

Media Contact

media@forgentpower.com

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